Exhibit 99.11

Avocent Optimizes Operations to Improve Efficiency and Market Focus

Increases Q2 Revenue Guidance to $155M - $158M

HUNTSVILLE, Ala.--(BUSINESS WIRE)--Avocent Corporation (NASDAQ: AVCT) today announced a series of actions designed to enhance competitiveness, improve efficiency, and reduce the Company’s cost structure. The Company also increased second quarter revenue guidance from $150 million - $154 million to $155 million - $158 million.

During the second quarter ended June 27, 2008, Avocent initiated workforce reduction and consolidation actions designed to intensify company focus on its growth areas and improve its operating efficiency. Approximately 200 employees will be affected by the restructuring. This restructuring includes actions to reduce certain research and development investments in lower growth product areas, integrate marketing functions and shift Asia support operations from Shannon, Ireland, to the Company’s recently established regional hub in Singapore. In addition, the Company is relocating certain functions from Redmond, Washington to Huntsville, Alabama. The impact of these organizational improvements will result in a net decrease of approximately 110 positions or approximately 5% of the Company’s global workforce.

As part of its continued focus on core markets, Avocent also announced today that it intends to sell the portion of its entrepreneurial Connectivity and Controls business unit dedicated to its Professional Audio Video and its Equinox serial products.

“We believe these targeted cost reductions will allow Avocent to shift investments to opportunities in the higher growth revenue areas within our Management Systems and LANDesk operations,” said Edwin L. Harper, Chairman of the Board and Interim Chief Executive Officer of Avocent. “Combined with our earlier changes to enhance our Avocent Management Platform development efforts, we are now better focused to execute on our goal to be a leader in IT Infrastructure and Operations Management.”

Due to actions initiated during the second quarter, the Company estimates it will record pre-tax restructuring charges, excluding stock-based compensation, of approximately $2.5 million in the second quarter and approximately $5 million in the second half of 2008. Avocent expects these cost reduction actions to yield pretax savings of approximately $5 million - $6 million in the second half of 2008 and approximately $26 million - $28 million in 2009.

“Despite the restructuring actions conducted during the quarter, we expect to report revenue of $155 million - $158 million for the second quarter of 2008, above our previous guidance,” said Edward Blankenship, Avocent’s Chief Financial Officer. “We have received positive feedback on our recently introduced products and are encouraged by the continued momentum we have seen exiting the second quarter.”

Second Quarter Earnings Results Conference Call

Avocent will release financial results for the second quarter ended June 27, 2008, shortly after the close of market on Thursday, July 17, 2008. Avocent will host a conference call and live webcast at 4:00 p.m. Central Time that day to discuss the results.

A simulcast of the conference call will be available online at www.avocent.com under the investor relations' tab as well as http://ir.avocent.com/. The online replay will be available on the Company's web site for approximately 30 days.

About Avocent Corporation

Avocent delivers IT infrastructure management solutions that reduce operating costs, simplify management and increase the availability of critical IT environments 24/7 via integrated, centralized in-band and out-of-band hardware and software solutions. Additional information is available at www.avocent.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements about the impact of the Company’s workforce reduction and consolidation actions including the number of employees affected, our ability to shift investments and focus on high revenue growth areas, to improve operating efficiency, and to pursue our goal of being a leader in IT Infrastructure and Operations Management, the intended divestiture of portions of our Connectivity and Control business unit, the estimated charges and savings of the restructuring on our 2008 and 2009 earnings, and expectations regarding our revenue for the second quarter of 2008. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to our restructuring efforts, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions and acquisition integration, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2008. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

CONTACT:
Avocent Corporation
Edward H. Blankenship, 256-217-1301
Senior Vice President and CFO
or
Everett Brooks, 256-217-1104
Vice President of Investor Relations